Exhibit 4.1





                               CFP HOLDINGS, INC.,

                                     Issuer,

                                 CFP GROUP, INC.


                           CUSTOM FOOD PRODUCTS, INC.

                                       and

                                    QFAC, LLC

                                   Guarantors


                                       and


                                  United States
                            Trust Company of new york


                                     Trustee




                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of ______ __, 1999

                         ______________________________

                                  $115,000,000
                    11 5/8% Senior Guaranteed Notes Due 2004
                11 5/8% Series B Senior Guaranteed Notes Due 2004


This First Supplemental Indenture supplements an Indenture dated as of January 28, 1997.

                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of _______ __, 1999 (the "First Supplemental Indenture"), is by and among CFP HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), QFAC, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company duly organized and existing under the laws of the State of New York (herein called the "Trustee").


                              W I T N E S S E T H:

         WHEREAS, capitalized terms used herein but not otherwise defined herein will be deemed to have the respective meanings given to such terms in the Indenture, dated as of January 28, 1997 (the "Indenture"), among the Company, as issuer, the Parent Guarantor, the Subsidiary Guarantors and the Trustee, as trustee, regarding the issuance of the Company's 11 5/8% Senior Guaranteed Notes Due 2004 and 11 5/8% Series B Senior Guaranteed Notes Due 2004;

         WHEREAS, the Company desired to change the organization of Quality Foods, a Subsidiary Guarantor, from a corporation incorporated under the General Corporation Law of the State of Delaware to a limited liability company formed under the Limited Liability Company Act of the State of Delaware (the "Delaware LLC Act");

         WHEREAS, in order to effectuate such organizational change, the Company caused to be formed QFAC, LLC under the Delaware LLC Act and, after designating QFAC, LLC as a "Restricted Subsidiary" (as such term is defined in the Indenture) by resolution duly adopted by written consent of the Board of Directors of the Company, Quality Foods was merged with and into QFAC, LLC, with QFAC, LLC as the surviving Subsidiary having the same assets and liabilities that Quality Foods had prior to the merger;

         WHEREAS, pursuant to Section 1308 of the Indenture, the Company is obligated to cause each Person that becomes a Subsidiary to become a Subsidiary Guarantor with respect to the Indenture Obligations;

         WHEREAS, Section 9.01(h) of the Indenture provides that the Company and the Trustee may enter into a Supplemental Indenture without the consent of any Holders to add a Subsidiary Guarantor pursuant to Section 1308 of the Indenture; and

         WHEREAS, in order to effectuate the addition of QFAC, LLC as a Subsidiary Guarantor in compliance with the terms and provisions of the Indenture, the Company and the Trustee have agreed to supplement the Indenture as provided by this First Supplemental Indenture;

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                  For  and in  consideration  of  the  mutual  covenants  herein exchanged, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company, QFAC, LLC and the Trustee hereby agree as follows:

         Section 1. Additional Subsidiary Guarantor. Pursuant to Section 1308 of the Indenture and upon the merger of Quality Foods with and into QFAC, LLC, QFAC, LLC hereby succeeds to, and shall be substituted for, and may exercise every right and power, and shall be bound by the obligations, of Quality Foods, under the Indenture with the same effect as if QFAC, LLC had been originally named as a Subsidiary Guarantor in the Indenture.

         Section 2. Miscellaneous.

                  (a) The Trustee accepts the trusts created by the Indenture, as supplemented hereby, and agrees to perform the same upon the terms and conditions of the Indenture.

                  (b) In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (c) Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                  (d) If any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be part of and govern this First Supplemental Indenture, the statutorily mandated provision shall control.

                  (e) This First Supplemental Indenture shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

                  (f) All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  (g) The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                  This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                                     * * * *

         IN  WITNESS   WHEREOF,   the  undersigned   have  executed  this  First
Supplemental Indenture as of the date first written above.


                                            CFP HOLDINGS, INC.

                                            By: ________________________________
                                                Name:
                                                Title:


                                            QFAC, LLC

                                            By: ________________________________
                                                Name:
                                                Title:


                                            UNITED STATES TRUST COMPANY OF
                                            NEW YORK, as Trustee

                                            By: ________________________________
                                                Name:
                                                Title: